SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2004

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 3, 2004, Federal Realty Investment Trust (the “Trust”) filed a Form 8-K, dated November 3, 2004, for the purpose of furnishing supplemental data pertaining to its operations, as well as a press release, relating to its financial results for the quarter ended September 30, 2004. The supplemental data and press release were furnished as Exhibit 99.1 to that Form 8-K.

The Trust is amending the November 3 Form 8-K to replace the “Reconciliation of Net Income to FFO Guidance” at September 30, 2004 that was set forth as Item 12 of the Supplemental Information included in Exhibit 99.1 of that Form 8-K with the “Reconciliation of Net Income Guidance to FFO Guidance “ at September 30, 2004 set forth as Item 12 of the Supplemental Information included in Exhibit 99.1 of this Form 8-K/A. In accordance with applicable rules of the Securities and Exchange Commission, the Trust is refurnishing Exhibit 99.1 in its entirety.

Item 2.02. Results of Operations and Financial Condition.

The information contained in this Form 8-K/A, including the exhibit hereto, is being furnished under Item 2.02 - Results of Operations and Financial Condition, and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Form 8-K/A shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Supplemental portfolio information at September 30, 2004 (including press release dated November 3, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: November 5, 2004	/s/ Larry E. Finger
Larry E. Finger
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exh No.	Exhibit
99.1	Supplemental Information at September 30, 2004